UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2018

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35092 (Commission File Number)	02-0478229 (I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01                                                                              Entry into a Material Definitive Agreement.

Underwriting Agreement and Indenture

On January 11, 2018, Exact Sciences Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company (i) agreed to sell $600 million aggregate principal amount of its 1.0% Convertible Senior Notes due 2025 (“Notes”), and (ii) granted the Underwriters an option to purchase up to an additional $90 million aggregate principal amount of Notes. The Underwriters exercised in full their option to purchase the additional $90 million aggregate principal amount of Notes on January 12, 2018.

The Notes were offered and sold in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on June 6, 2017, which was effective upon filing (Registration No. 333-218535), and is being made pursuant to a prospectus supplement, dated January 11, 2018, and a base prospectus, dated June 6, 2017, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The Offering closed on January 17, 2018.  The Company estimates that net proceeds from the sale of the Notes will be approximately $671.3 million (after deducting underwriting discounts and commissions and estimated offering expenses).

The Notes were issued pursuant to an indenture, dated as of January 17, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of January 17, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on January 15, 2025 (the “Maturity Date”), unless earlier converted or repurchased. The Notes are senior unsecured obligations of the Company and bear interest at a rate of 1.0% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2018.

Prior to July 15, 2024, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, until the close of business on the second scheduled trading day immediately preceding the Maturity Date. The Notes will be convertible into cash, shares of the Company’s common stock (plus, if applicable, cash in lieu of any fractional share), or a combination of cash and shares of the Company’s common stock, at the Company’s election.

The Company may not redeem the Notes prior to the Maturity Date. If a “fundamental change” (as defined in the Indenture) occurs prior to the Maturity Date, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The conversion rate for the Notes is initially 13.2569 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $75.43 per share of common stock, representing a conversion premium of approximately 37.0% over the last reported sale price of $55.06 per share of the Company’s common stock on the NASDAQ Capital Market on January 11, 2018. The conversion rate is subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, holders of the Notes who convert their Notes in connection with a “make-whole fundamental change” (as defined in the Indenture), will, under certain circumstances, be entitled to an increase in the conversion rate.

The Indenture contains customary events of default including: (1) the Company’s failure to pay an installment of interest on any of the Notes for 30 calendar days after the date when due; (2) the Company’s failure to pay when due (a) the principal of the Notes or (b) the fundamental change repurchase price payable in respect of any Notes; (3) the Company’s failure to perform or its breach of any covenant or warranty of the Company contained in the Notes or the Indenture for a period of 60 consecutive calendar days after written notice of such failure, requiring the Company to remedy the same, shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; and (4) certain events of bankruptcy, insolvency or reorganization with respect to the Company.

If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of all of the then outstanding Notes to be due and payable.

The Indenture provides that the Company may, without the consent of the holders of the Notes, consolidate with, merge into or transfer all or substantially all of its consolidated assets to any corporation organized under the laws of the United States or any of its political subdivisions provided that: (1) the surviving entity (if not the Company) assumes all the Company’s obligations under the Indenture and the Notes, as provided in the Indenture; (2) at the time of and immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and (3) if the Company will not be the resulting or surviving corporation from the consolidation, merger or transfer, an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger or transfer complies with the Indenture, have been delivered to the Trustee.

The foregoing description of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, hereto. The form of the Notes issued pursuant to the Indenture is attached as an exhibit to the Supplemental Indenture and the terms and conditions thereof are incorporated by reference herein.

In connection with the offering of the Notes, the Company is filing the opinion and consent of its counsel, K&L Gates LLP, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively.

The Underwriting Agreement, the Indenture and the opinion filed herewith are incorporated by reference into the above referenced automatic shelf registration statement on Form S-3.

8.01                                                                              Other Events.

On January 11, 2017, the Company issued a press release announcing the pricing of the Offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

9.01.                                                                           Financial Statements and Exhibits.

Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

EXHIBIT INDEX

Exhibit No	Exhibit Description
1.1	Underwriting Agreement, dated January 11, 2018, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.
4.1	Indenture, dated January 17, 2018, between the Company and U.S. Bank National Association, as Trustee.
4.2	First Supplemental Indenture, dated January 17, 2018, between the Company and U.S. Bank National Association, as Trustee (including the form of 1.0% Convertible Senior Notes due 2025).
5.1	Opinion of K&L Gates LLP.
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).
99.1	Press release dated January 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: January 17, 2018	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer